    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2004


                                                     REGISTRATION NO. 333-115662
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            THE LUBRIZOL CORPORATION
          (AND CERTAIN SUBSIDIARIES IDENTIFIED IN FOOTNOTE (*) BELOW)
             (Exact Name of Registrant as Specified in Its Charter)

                            OHIO                                                      34-0367600
              (State or Other Jurisdiction of                            (I.R.S. Employer Identification No.)
               Incorporation or Organization)

                            29400 Lakeland Boulevard
                           Wickliffe, Ohio 44092-2298
                                 (440) 943-4200
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                             ---------------------

                                Joseph W. Bauer
                       Vice President and General Counsel
                            29400 Lakeland Boulevard
                           Wickliffe, Ohio 44092-2298
                                 (440) 943-4200
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:

                      James R. Carlson                                           Michael J. Schiavone
                     Thompson Hine LLP                                         Shearman & Sterling LLP
                      3900 Key Center                                            599 Lexington Avenue
                     127 Public Square                                         New York, New York 10022
                   Cleveland, Ohio 44114                                            (212) 848-4000
                       (216) 566-5500

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                    AMOUNT           OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED          TO BE REGISTERED(1)     PER UNIT(1)(2)          PRICE(1)              FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common shares(4)(5)..........................         (2)                   --                  (2)                  (2)
Debt securities(5)...........................         (2)                   --                  (2)                  (2)
Guarantees of debt securities(6).............         (2)                   --                  (2)                  (2)
Total........................................    $2,000,000,000             --             $2,000,000,000          $253,400
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) An indeterminate aggregate principal amount or number of securities is being registered as may from time to time be issued hereunder at indeterminate prices. In no event will the aggregate initial offering price of the common shares and debt securities issued hereunder exceed $2,000,000,000. The proposed maximum offering prices per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

                                                       (Continued on other side)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from other side)

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.

(3) Calculated, pursuant to Rule 457(o) under the Securities Act of 1933, by multiplying 0.00012670 by the proposed maximum aggregate offering price.

(4) Includes the associated common share purchase rights.

(5) Includes such indeterminate number of common shares and such indeterminate principal amount of debt securities as may be offered pursuant to this registration statement.

(6) An indeterminate amount of guarantees by the co-registrants named herein of the debt securities referred to above are being registered. No additional consideration will be received for the guarantees, if any. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional filing fee is required in connection with such guarantees.

(*) The following direct and indirect domestic subsidiaries of The Lubrizol
    Corporation are co-registrants for the purpose of providing guarantees, if any, of payments of the debt securities registered hereunder and are organized under the laws of the state, and have the I.R.S. employer identification number, indicated:


                                                   STATE OF      I.R.S. EMPLOYER
                                               INCORPORATION OR  IDENTIFICATION
NAME                                             ORGANIZATION        NUMBER
----                                           ----------------  ---------------
1500 West Elizabeth Corporation                  New Jersey          22-3838065
Carroll Scientific Inc.                           Illinois           34-1868206
Chemron Corporation                               Delaware           34-1938280
CPI Engineering Services, Inc.                    Michigan           38-2050864
Engine Control Systems Ltd.                        Nevada            88-0191671
Gateway Additive Company                           Nevada            31-1590777
Lubricant Investments, Inc.                         Ohio             34-1563459
Lubrizol China, Inc.                                Ohio             34-1792061
Lubrizol Enterprises, Inc.                        Delaware           34-1502387
Lubrizol Foam Control Additives, Inc.          South Carolina        57-0686272
Lubrizol Holding Inc.                             Delaware           20-1483560
Lubrizol Inter-Americas Corporation                Nevada            34-1368171
Lubrizol International Management Corporation      Nevada            34-1323089
Lubrizol Overseas Trading Corporation             Delaware           51-6146748
Lubrizol Performance Systems Inc.                  Georgia           58-0678914
LZ Holding Corporation                            Delaware           20-1483715
MPP Pipeline Corporation                          Delaware           76-0412052
Noveon International, Inc.                        Delaware           13-4143923
Noveon, Inc.                                      Delaware           13-4143915
FCC Acquisition Corp.                             Delaware           23-2791891
Noveon China, Inc.                                Delaware           31-1567152
Noveon Diamalt, Inc.                              Delaware           22-3481037
Noveon FCC, Inc.                                  Delaware           51-0340498
Noveon Hilton Davis, Inc.                         Delaware           95-4071292
Noveon Holding Corporation                        Delaware           31-1231786
Noveon Investments, LLC                           Delaware       Not applicable
Noveon IP Holdings Corp.                          Illinois           52-2310787
Noveon Kalama, Inc.                              Washington          91-0862423
Noveon Textile Chemicals, Inc.                    Delaware           56-1767462
Performance Materials I Inc.                      Delaware           51-0408646
Performance Materials II LLC                      Delaware       Not applicable


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 24, 2004


PROSPECTUS

                                 $2,000,000,000

                            THE LUBRIZOL CORPORATION

                                 COMMON SHARES
                                DEBT SECURITIES

     This prospectus provides you with a general description of the common shares and debt securities that we may offer and sell from time to time. Each time we offer securities for sale we will provide a prospectus supplement that contains specific information about the terms of the offered securities and may add to, update or change the information contained in this prospectus. We will also describe in the prospectus supplement any material risk factors that an investor should consider before purchasing our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement describing the terms of the offering.

     Our common shares are listed for trading on the New York Stock Exchange under the symbol "LZ." The mailing address and telephone number of our principal executive offices are 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298 and
(440) 943-4200.

     You should read this prospectus, the documents that are incorporated herein by reference and the applicable prospectus supplement carefully before you decide to invest in our securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2004.

                               TABLE OF CONTENTS


About this Prospectus.......................................     1
About The Lubrizol Corporation..............................     1
Where You Can Find More Information.........................     1
Forward-Looking Statements..................................     2
Use of Proceeds.............................................     3
Ratio of Earnings to Fixed Charges..........................     3
Description of Common Shares................................     3
Description of Debt Securities..............................     6
Plan of Distribution........................................    22
Legal Matters...............................................    24
Experts.....................................................    24

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement describing the terms of the offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

                         ABOUT THE LUBRIZOL CORPORATION

     We are a leading global producer and marketer of technologically advanced chemicals and specialty materials for the transportation, consumer and industrial markets. We create additives, ingredients, resins and compounds that enhance the performance, quality and value of our customers' products.

     On June 3, 2004, we acquired Noveon International, Inc. We paid approximately $920.0 million for the equity of Noveon International, less certain transaction expenses of Noveon International, and subsequently paid approximately $1.1 billion in connection with the refinancing of the outstanding indebtedness of Noveon International and its subsidiaries. Noveon International is a leading global producer and marketer of technologically advanced specialty materials and chemicals used in a broad range of consumer and industrial applications. Noveon International's business includes a number of industry-leading product franchises marketed under some of the industry's most recognized brand names, including Carbopol(R), TempRite(R), Estane(R) and Hycar(R).


     Following our acquisition of Noveon International, we reorganized our business into two business units and operating segments: the lubricant additives segment, also referred to as Lubrizol Additives, and the specialty chemicals segment, also referred to as Noveon. The lubricant additives segment is comprised of our previous business in fluid technologies for transportation, advanced fluid systems, emulsified products and the former industrial additives product group of fluid technologies for industry. The specialty chemicals segment is comprised of the product lines of Noveon International and the former performance chemicals product group of fluid technologies for industry.


                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and current reports and other information with the SEC. Our reports filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the SEC's public reference facility by calling 1-800-SEC-0330. Our reports and other information filed by us with the SEC are also available at the SEC's website on the Internet located at www.sec.gov. Our common shares are listed for trading on the NYSE under the symbol "LZ." We maintain a website on the Internet located at www.lubrizol.com. The information on our website is not incorporated by reference in this prospectus.

     The SEC allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and the documents listed below. We hereby incorporate by reference our filings listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until all of the securities offered under this prospectus are sold:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       2003;

     - Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

     - Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004;



     - Our Current Reports on Form 8-K filed with the SEC on April 16, May 20, June 16, July 29, August 4 and August 20, 2004;


     - The description of our common shares contained in Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1991;

     - Our Registration Statement on Form 8-A filed with the SEC on October 1, 1997; and

     - Our Registration Statement on Form 8-A/A filed with the SEC on August 17, 1999.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

     The Lubrizol Corporation
     29400 Lakeland Boulevard
     Wickliffe, Ohio 44092-2298
     (440) 943-4200
     Attn: Joanne Wanstreet

     You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains, each prospectus supplement may contain and the documents incorporated by reference herein contain or will contain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Forward-looking statements are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause our actual results to differ materially from those matters expressed in or implied by any forward-looking statements.

     We believe that the following factors, among others, could affect our future performance and cause our actual results to differ materially from those expressed or implied by the forward-looking statements made by us:


     - the effect of interest rate fluctuations on our interest expense;



     - the conditions in the debt and equity markets at the time we implement our permanent financing;



     - our ability to refinance our bridge facility by May 27, 2005, when it is due and payable;



     - our indebtedness requires the use of a significant portion of our cash flow to make interest and principal payments, thereby reducing the availability of our cash flow to fund capital expenditures, acquisitions or other general corporate purposes;


     - the overall global economic environment and the overall demand for our products on a worldwide basis;

     - the demand for our products in developing regions such as China and India, which geographic areas are an announced focus of our activities;

     - technology developments that affect longer-term trends for our products;

     - the extent to which we are successful in expanding our business in new and existing markets;


     - our ability to identify, complete and integrate acquisitions for profitable growth, especially our ability to integrate the acquisition of Noveon International;


     - our success at continuing to develop proprietary technology to meet or exceed new industry performance standards and individual customer expectations;

     - our ability to continue to reduce complexities and conversion costs and modify our cost structure to maintain and enhance our competitiveness;

     - our success in retaining and growing the business that we do with our largest customers;

     - the cost, availability and quality of raw materials, including petroleum-based products;

     - the cost and availability of energy, including natural gas and electricity;

     - the effects of fluctuations in currency exchange rates upon our reported results from international operations, together with non-currency risks of investing in and conducting significant operations in foreign countries, including those relating to political, social, economic and regulatory factors;

     - the extent to which we achieve market acceptance of our commercial development programs;

     - significant changes in government regulations affecting environmental compliance; and

     - the ability to identify, understand and manage risks inherent in new markets in which we choose to expand.

                                USE OF PROCEEDS

     Unless otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities to repay outstanding indebtedness, including debt that we incurred in connection with the acquisition of Noveon International, or for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges on an historical basis for the periods indicated.

                                                                     YEAR ENDED DECEMBER 31,           SIX MONTHS
                                                              -------------------------------------       ENDED
                                                              1999    2000    2001    2002    2003    JUNE 30, 2004
                                                              -----   -----   -----   -----   -----   -------------
Ratio of earnings to fixed charges(1).......................  7.71X   7.66X   6.97X   9.29X   6.19X       3.73X

---------------

(1) Our ratio of earnings to fixed charges has been computed by dividing earnings (including distributed income of equity investees) before income taxes plus fixed charges (excluding capitalized interest expense) by fixed charges. Fixed charges consist of interest expense on debt (including amortization of debt expense and capitalized interest).

                          DESCRIPTION OF COMMON SHARES

COMMON SHARES

     The following is a summary of the provisions of our common shares. The rights of our common shares are defined by our Amended Articles of Incorporation and our Code of Regulations, as amended, and the provisions of the Ohio General Corporation Law. You should refer to those documents and provisions for more complete information regarding our common shares.

     Holders of our common shares are entitled to one vote per share on all matters upon which our shareholders are entitled to vote, including the election of directors. The holders of common shares are entitled to dividends when, as and if declared by our Board of Directors out of legally available funds. In the event of any liquidation, dissolution or winding up of our business, each holder of common shares is entitled to share ratably in all of our assets remaining after the payment of liabilities. Holders of common shares have no preemptive right to purchase any of our securities or any securities that are convertible into or exchangeable for any of our securities. The common shares are not subject to any provisions relating to redemption. The common shares have no conversion rights and are not subject to further calls or assessments by us. All of our common shares now outstanding, and all of our common shares that are issued in an offering under this prospectus, are or will be when issued fully paid and non-assessable.


     As of August 15, 2004, we have 120,000,000 common shares authorized for issuance under our Amended Articles of Incorporation, 51,774,231 common shares issued and outstanding, and 5,602,124 common shares committed to be issued pursuant to our various employee benefit and compensation plans.



     Our common shares are listed for trading on the NYSE under the symbol "LZ." As of August 15, 2004, we have 3,779 shareholders of record. This number excludes beneficial owners of common shares held in street name. Based on requests from brokers and other nominees, we estimate there are approximately 21,700 beneficial owners of our common shares.


PROVISIONS RELATING TO TAKEOVER MATTERS

     Our Board of Directors must have at least nine, and no more than thirteen, directors and is currently fixed at eleven directors, who are divided into three classes. Two classes have four directors, and the other class has three directors. Directors of each class serve for three-year terms, with one class being elected each year. The authorized number of directors and the number of directors in each class may be changed only by the affirmative vote of the holders of at least a majority of the shares entitled to vote for the election of directors that are represented at a meeting of shareholders called for the purpose of electing directors or by the affirmative vote of a majority of the directors then in office.

     Under the Ohio General Corporation Law, if a corporation's Board of Directors is divided into classes, then directors may be removed by the shareholders only for cause. Under our Code of Regulations, a director may be removed upon the vote of the holders of two-thirds of the shares that are represented at an annual meeting or any special meeting of shareholders duly called for that purpose. Unless all of the directors of a class are removed, a director may not be removed if the number of shares voted against the director's removal would be sufficient, if cumulatively voted at an election of all of the directors or all of the directors of a particular class, to elect one director. If any director is removed, the resulting vacancy may be filled by a majority vote of the Board of Directors. Any director elected to fill a vacancy will hold office until the expiration of the term of office for the class to which the director was elected.

     Nominations of persons for election as directors may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any shareholder entitled to vote for the election of directors who gives timely notice. To be timely, a shareholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; except that, if less than 75 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder will be timely if it is received not later than the 15th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     A special meeting of shareholders may be called by the chairman of the board, the president, a majority of the directors acting with or without a meeting, or by shareholders holding 50% or more of the outstanding shares entitled to vote at the special meeting.

     Our Code of Regulations provides that holders of shares entitling them to exercise at least a majority of our voting power will constitute a quorum at any meeting of shareholders; except that, whether or not a quorum is present, the holders of a majority of the voting shares represented at a meeting may adjourn the meeting without notice other than by announcement at the meeting.

     Our Code of Regulations may be amended, repealed or superseded by new regulations by the affirmative vote of the holders of a majority of the shares represented at an annual meeting or any special meeting of shareholders duly called for that purpose. The provisions of our Code of Regulations regarding the number, classification and removal of directors, however, may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of our voting power, unless the amendment or repeal has been recommended by at least two-thirds of the directors then in office.

     Section 1704.02 of the Ohio General Corporation Law (also known as the Merger Moratorium Law) prohibits Chapter 1704 transactions (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation prior to the shareholder becoming an interested shareholder approved the transaction or approved the transaction pursuant to which the shareholder became an interested shareholder. "Chapter 1704 transactions" include mergers, consolidations, combinations, majority share acquisitions or sales of substantial assets between an Ohio corporation and an interested shareholder or an affiliate or associate of an interested shareholder. An "interested shareholder" is defined generally as any person that beneficially owns 10% or more of the outstanding voting shares of the corporation. After the three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation, including at least a majority of the disinterested shareholders.

     Under Ohio securities law, any person making a "control bid" pursuant to a tender offer for the securities of certain publicly held companies, including our company, must file upon commencement of the bid certain information relating to the bid with the Ohio Division of Securities. The Division may within five calendar days suspend the bid if the required information has not been filed, if material information regarding the bid has not been provided to the shareholders of the company, or if there has been any other violation of the Ohio Securities Act.

     Under the Ohio General Corporation Law, the approval by the affirmative vote of holders of two-thirds of the voting power of a corporation entitled to vote on the matter is required for mergers, consolidations, majority share acquisitions, combinations involving the issuance of shares with one-sixth or more of the voting power of the corporation, and any transfers of all or substantially all of the assets of a corporation unless the articles of incorporation of the corporation specify a different proportion (which cannot be less than a majority). Our Amended Articles of Incorporation provide that these actions generally can be authorized by the holders of a majority of the outstanding shares.

     Our Amended Articles of Incorporation include provisions that require prior shareholder approval for any acquisition of shares in which a person or group obtains voting power of our company in one of the following ranges: one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority. Any such acquisition must be approved at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of both (1) the holders of a majority of the outstanding voting shares and (2) the holders of a majority of the outstanding voting shares after excluding interested shares. For this purpose, "interested shares" includes shares held by the directors who are employees and certain officers of our company and shares held by the person or group acquiring the shares. Our company has "opted out" of a similar provision that is set forth in the Ohio General Corporation Law.

     Our Amended Articles of Incorporation contain provisions that require certain related-party transactions to be approved by the affirmative vote of the holders of both a majority of the outstanding voting shares and a majority of such shares after excluding the shares owned by the related party involved in the transaction, unless certain fair price provisions are complied with. For this purpose, a "related party" means any person that beneficially owns 10% or more, but less than 90%, of our outstanding voting shares and any of such person's affiliates or associates. A "related-party transaction" includes any merger or consolidation, any sale, purchase, lease, exchange or transfer of substantial assets, the issuance or transfer of any securities, any reclassification of securities or recapitalization or the adoption of any plan or proposal for liquidation or dissolution, in each case with, to or for the benefit of a related party.

     Our Amended Articles of Incorporation may be amended, repealed or superseded by new articles of incorporation by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares.

     Our company has a shareholder rights plan. Under that plan, rights have been distributed to all of our shareholders. If any person or group acquires 20% or more of our common shares, these rights will "flip in" and permit all holders, other than the acquiring person, to purchase additional shares at a discounted price.

     Some or all of these provisions of our Amended Articles of Incorporation, Code of Regulations and Ohio law and our shareholder rights plan may have the effect of delaying, hindering or preventing a change in control of our company that is not supported by our Board of Directors, including a change in control that might result in the receipt by shareholders of a purchase price in excess of then current market prices.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The debt securities are to be issued under an indenture (the "indenture") among Lubrizol, the Guarantors and Wells Fargo Bank, National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

     Because the following is a summary of the material terms and provisions of the indenture and the debt securities, you should refer to the indenture and the debt securities for complete information regarding the terms and provisions of the indenture and the debt securities, including the definitions of some of the terms used below. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indenture by reference. Wherever particular articles, sections or defined terms of the indenture are referred to, such articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. For purposes of this description of debt securities, references to "Lubrizol" include only The Lubrizol Corporation and not its subsidiaries.

GENERAL

     The indenture does not limit the aggregate principal amount of debt securities that Lubrizol may issue thereunder and provides that Lubrizol may issue debt securities thereunder from time to time in one or more series. (Section 3.1) The indenture does not limit the amount of other Debt (as defined below) or debt securities, other than certain secured Debt as described below, which Lubrizol or its subsidiaries may issue.

     Unless otherwise provided in a prospectus supplement, the debt securities will be unsecured obligations of Lubrizol, ranking senior in right of payment to all future obligations of Lubrizol that are, by their terms, expressly subordinated in right of payment to the debt securities and equally in right of payment with all existing and future unsecured obligations of Lubrizol that are not so subordinated.

     The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

     - the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

     - any limit upon the aggregate principal amount of such debt securities;

     - the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

     - the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     - the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     - whether and under what circumstances additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities will be payable and, if so, whether and on what terms Lubrizol will have the option to redeem such debt securities in lieu of paying such additional amounts (and the terms of such option);

     - the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

     - whether any of such debt securities are to be redeemable at the option of Lubrizol and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of Lubrizol;

     - whether Lubrizol will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

     - if other than in denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

     - whether the debt securities will be convertible into other securities of Lubrizol and/or exchangeable for securities of other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

     - if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

     - if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

     - whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the election of Lubrizol or a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which such election may be made;

     - any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

     - whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

     - any deletions from, modifications of or additions to the Events of Default or covenants of Lubrizol with respect to such debt securities;

     - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities;

     - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

     - any other terms of such debt securities and any other deletions from or modifications or additions to the indenture in respect of such debt securities. (Section 3.1)

     Lubrizol will have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. Lubrizol is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by Lubrizol for such purposes (initially the designated corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by Lubrizol for the debt securities will be named in the related prospectus supplement. Lubrizol may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Lubrizol will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2)

     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by Lubrizol or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Lubrizol for such purposes (initially the designated corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but Lubrizol may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Lubrizol will not be required to (1) issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5) Lubrizol has appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by Lubrizol for any debt securities will be named in the related prospectus supplement. Lubrizol may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Lubrizol will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

     The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special United States federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

     Lubrizol will comply with Section 14(e) of the Securities Exchange Act of 1934 and any tender offer rules under the Securities Exchange Act of 1934, to the extent applicable, in connection with any obligation of Lubrizol to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions," the indenture does not contain any provisions that would limit the ability of Lubrizol to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in the credit quality of Lubrizol or a takeover, recapitalization or highly leveraged or similar transaction involving Lubrizol. Accordingly, Lubrizol could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect Lubrizol's capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants of Lubrizol contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

GUARANTEES


     The debt securities will be jointly and severally guaranteed by each of the following wholly owned, direct and indirect domestic Subsidiaries of Lubrizol:

     - 1500 West Elizabeth Corporation                            - MPP Pipeline Corporation
     - Carroll Scientific Inc.                                    - Noveon International, Inc.
     - Chemron Corporation                                        - Noveon, Inc.
     - CPI Engineering Services, Inc.                             - FCC Acquisition Corp.
     - Engine Control Systems Ltd.                                - Noveon China, Inc.
     - Gateway Additive Company                                   - Noveon Diamalt, Inc.
     - Lubricant Investments, Inc.                                - Noveon FCC, Inc.
     - Lubrizol China, Inc.                                       - Noveon Hilton Davis, Inc.
     - Lubrizol Enterprises, Inc.                                 - Noveon Holding Corporation
     - Lubrizol Foam Control Additives, Inc.                      - Noveon Investments, LLC
     - Lubrizol Holding Inc.                                      - Noveon IP Holdings Corp.
     - Lubrizol Inter-Americas Corporation                        - Noveon Kalama, Inc.
     - Lubrizol International Management Corporation              - Noveon Textile Chemicals, Inc.
     - Lubrizol Overseas Trading Corporation                      - Performance Materials I Inc.
     - Lubrizol Performance Systems Inc.                          - Performance Materials II LLC
     - LZ Holding Corporation

     The Guarantee of each Guarantor will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and equally in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated. The debt securities will be effectively subordinated to the obligations of each of Lubrizol's direct and indirect Subsidiaries that are not a Guarantor of the debt securities. The Guarantee of each Guarantor of the debt securities of any series will rank equally with the Guarantee of such Guarantor of the debt securities of each other series. No stock representing more than 65% of the voting power of any foreign entity held directly or indirectly by a Guarantor will be deemed to serve as security for the debt securities under the Guarantees.

     The Guarantee of a Guarantor will be released:

     - in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than Lubrizol or any Subsidiary of Lubrizol;

     - in connection with the sale or other disposition of all or substantially all of the assets of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than to Lubrizol or any Subsidiary of Lubrizol;

     - in the case of any Restricted Subsidiary that is required to Guarantee outstanding debt securities pursuant to the covenant described under "-- Issuance of Subsidiary Guarantees," upon the release or discharge of the guarantee of such Restricted Subsidiary of debt of Lubrizol that resulted in the obligation to so Guarantee the debt securities; or


     - upon the release of such Guarantor from all of its obligations under its guarantee granted in favor of the lenders under the Credit Agreement.


     The amount of each Guarantee will be limited to the extent required under applicable fraudulent conveyance laws to cause such Guarantee to be enforceable.

CONVERSION AND EXCHANGE

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for other securities, whether or not issued by Lubrizol, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Lubrizol, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. Lubrizol anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities, or by Lubrizol if such debt securities are offered and sold directly by Lubrizol. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form.

     Principal of, any premium and interest on, and any additional amounts with respect to, debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of Lubrizol, any Guarantor, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Lubrizol expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. Lubrizol also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The indenture provides that if (1) the depositary for a series of debt securities notifies Lubrizol that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by Lubrizol within 90 days of written notice, (2) Lubrizol determines that debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect, or (3) an Event of Default has occurred and is continuing with respect to a series of debt securities, the global securities will be exchanged for debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

CERTAIN COVENANTS

  LIMITATION ON LIENS

     Under the indenture, Lubrizol will covenant that, so long as any debt securities are outstanding, it will not, nor will it permit any Restricted Subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any Debt secured by any mortgage, pledge, lien, security interest or other encumbrance (a "Lien") on any property (including shares of Capital Stock or Debt) of Lubrizol or any Restricted Subsidiary, whether now owned or hereafter acquired, without in any such case effectively providing, concurrently with the creation, incurrence, assumption or guarantee of any such Debt, that the debt securities (and, if Lubrizol shall so determine, any other Debt of Lubrizol or any Restricted Subsidiary that is not subordinate to the debt securities or the Guarantees and with respect to which the governing instruments require, or pursuant to which Lubrizol or such Restricted Subsidiary is otherwise obligated to provide, such security) shall be secured equally and ratably with or prior to such Debt for at least the time period such other Debt is so secured; provided that Debt secured by such Liens may be created, incurred, assumed or guaranteed, without equally and ratably securing outstanding debt securities, if the aggregate principal amount of all Debt then outstanding secured by Liens on property (including shares of Capital Stock and Debt) of Lubrizol and of any Subsidiary (not including Debt described in clauses (1) through (8) below) plus Attributable Debt of Lubrizol and its Subsidiaries in respect of sale/leaseback transactions described under "-- Limitation on Sale/Leaseback Transactions" below that would otherwise be subject to the restrictions described under "-- Limitation on Sale/Leaseback Transactions," does not at the time the principal amount of such Debt is incurred exceed 15% of Consolidated Net Tangible Assets. If a secured revolving credit facility is established or increased without equally and ratably securing outstanding debt securities in compliance with the proviso in the immediately preceding sentence, then all subsequent borrowings under such revolving credit facility shall be deemed to be permissible under the limitation contained in the proviso in the immediately preceding sentence. (Section 10.5)


     The foregoing restrictions shall not apply to Debt secured by:

          (1) Liens on property of Lubrizol or any Restricted Subsidiary existing on the date of original issuance of the applicable series of debt securities or such other date as may be specified for such series in accordance with the indenture;

          (2) Liens on property acquired by Lubrizol or any Restricted Subsidiary (including acquisition through merger or consolidation), provided that such Liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property of Lubrizol or any Restricted Subsidiary;

          (3) Liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) of Lubrizol or any Restricted Subsidiary securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt created, incurred, assumed or guaranteed prior to, at the time of or within 120 days after the latest of the acquisition of such property or the completion of such construction, for the purpose of financing all or any portion of the purchase price or construction cost thereof (provided, in the case of Liens securing the payment of all or any part of the purchase price of property of Lubrizol or any Restricted Subsidiary, as the case may be, or securing any Debt created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such Liens are limited to the property then being acquired and fixed improvements thereon and the Capital Stock of any Person formed to acquire such property and provided further, in the case of Liens securing the payment of all or any part of the construction cost of any property of Lubrizol or any Restricted Subsidiary, as the case may be, or securing Debt created, incurred, assumed or guaranteed for the purpose of financing all or any part of such construction cost, such Liens are limited to the assets or property then being constructed and the land on which such property is erected and fixtures comprising a part thereof);

          (4) Liens on property of Lubrizol or any Restricted Subsidiary to secure all or any part of the cost of development, construction, alteration, repair or improvement of all or any part of such property, or to secure Debt created, incurred, assumed or guaranteed prior to, at the time of or within 120 days after the latest of the completion of such development, construction, alteration, repair or improvement, for the purpose of financing all or any part of such cost (provided such Liens do not extend to or cover any property of Lubrizol or any Restricted Subsidiary other than the property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

          (5) Liens in favor of Lubrizol or a Restricted Subsidiary securing Debt of Lubrizol or a Restricted Subsidiary;

          (6) Liens created in connection with tax assessments or legal proceedings and mechanic's and materialman's liens and other similar liens created in the ordinary course of business;

          (7) Liens on property of Lubrizol or any Restricted Subsidiary (except property consisting of the Capital Stock or Debt of Lubrizol or any Restricted Subsidiary) in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of either, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof, in each case to secure payments pursuant to contract or statute or to secure Debt created, incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, including Liens created in connection with pollution control, industrial revenue bond or other similar financings; and

          (8) Certain permitted extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (7), inclusive, provided that any of the foregoing are limited to the same property subject to, and securing no more Debt than the Lien so extended, renewed or replaced.

     For purposes of the "Limitation on Liens" covenant described above, the creation of a Lien on property (including shares of Capital Stock or Debt) of Lubrizol or any Restricted Subsidiary to secure Debt that existed prior to the creation of such Lien will be deemed to involve the creation of Debt secured by a Lien in an amount equal to the principal amount secured by such Lien.

  LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     The indenture provides that neither Lubrizol nor any Restricted Subsidiary will enter into any arrangement after the date of original issuance of the applicable series of debt securities, or such other date as may be specified for such series in accordance with the indenture, with any Person (other than Lubrizol or a Restricted Subsidiary) providing for the leasing to Lubrizol or a Restricted Subsidiary for a period of more than three years of any property which has been, or is to be, sold or transferred by Lubrizol or such Restricted Subsidiary to such Person or to any Person (other than Lubrizol or a Restricted Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property unless:

             (a) Lubrizol or such Restricted Subsidiary would be permitted, pursuant to the provisions described under "-- Limitation on Liens" above, to incur Debt in a principal amount equal to or exceeding the Attributable Debt in respect of such sale/leaseback transaction, secured by a Lien on the property to be leased, without equally and ratably securing all outstanding debt securities issued under the indenture;

             (b) since the date of the indenture and within a period commencing within six months prior to the consummation of such arrangement and ending six months after the consummation thereof, Lubrizol or such Restricted Subsidiary has expended or will expend for any property (including amounts expended for the acquisition thereof or for additions, alterations, improvements and repairs thereto) an amount up to the net proceeds of such arrangement and Lubrizol elects to designate such amount as a credit against such arrangement (with any such amount not being so designated to be applied as set forth in (c) below); or

             (c) Lubrizol, during or immediately after the expiration of the 12 months after the consummation of such transaction, applies or causes such Restricted Subsidiary to apply to the voluntary retirement, redemption or defeasance of debt securities of any series or other Funded Debt of Lubrizol (other than Funded Debt subordinated to the debt securities) or Funded Debt of such Restricted Subsidiary an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such transaction and the fair value, in the opinion of the Board of Directors of Lubrizol, of such property at the time of entering into such transaction (in either case adjusted to reflect the remaining term of the lease and any amount utilized by Lubrizol as set forth in (b) above), less an amount equal to the principal amount of any such Funded Debt of Lubrizol or such Restricted Subsidiary, other than debt securities, voluntarily retired by Lubrizol or such Restricted Subsidiary during such 12 month period. (Section 10.6)

  ISSUANCE OF SUBSIDIARY GUARANTEES

     Lubrizol will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Debt of Lubrizol unless such Restricted
Subsidiary:

          (1) executes and delivers to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee (each, a "Guarantee") all of Lubrizol's obligations under the debt securities and the indenture on the terms set forth in the indenture; and

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

          (2) delivers to the trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

     Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture until such Guarantee is released in accordance with the provisions of the indenture. Lubrizol may cause any other Restricted Subsidiary of Lubrizol to issue a Guarantee and become a Guarantor under the indenture. (Section 10.7)

  CONSOLIDATION, MERGER AND SALE OF ASSETS


     The indenture provides that Lubrizol may not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Lubrizol's properties and assets (determined on a consolidated basis for Lubrizol and its Restricted Subsidiaries) to any Person, unless (a) Lubrizol shall be the surviving or continuing corporation or the Person (if other than Lubrizol) formed by such consolidation or into which Lubrizol is merged or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture satisfactory in form and substance to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Lubrizol's obligations under such indenture and the debt securities issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities; (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an Obligation of Lubrizol or one of its Subsidiaries as a result of such transaction as having been incurred by Lubrizol or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and (c) certain other conditions are met. Notwithstanding the foregoing restrictions in this paragraph, Lubrizol may (or cause or permit its Restricted Subsidiaries to) sell, assign, transfer, lease, convey or otherwise dispose of its Foreign Assets to Lubrizol or any of its Subsidiaries to the extent that such sale, assignment, transfer, lease, conveyance or disposition is also permitted under the Credit Agreement. (Section 8.1)


     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Lubrizol shall be deemed to be the transfer of all or substantially all of the properties and assets of Lubrizol.


     No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the indenture) will, and Lubrizol will not cause or permit any Guarantor to, consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Person, other than Lubrizol or any other Guarantor, unless (a) the Guarantor shall be the surviving or continuing corporation or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture satisfactory in form and substance to the trustee, all of the obligations of the Guarantor under the indenture and such Guarantor's Guarantee, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and (c) certain other conditions are met. Notwithstanding the foregoing restrictions in this paragraph, any Guarantor may, and Lubrizol may cause or permit any Guarantor to, sell, assign, transfer, lease, convey or otherwise dispose of its Foreign Assets to any other Subsidiary to the extent that such sale, assignment, transfer, lease, conveyance or disposition is also permitted under the Credit Agreement. (Section 8.3)


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

DEFINITION OF CERTAIN TERMS

     The term "Attributable Debt" as used in the indenture means, in respect of any sale/leaseback transaction described under "-- Limitation on Sale/Leaseback Transactions" above, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by the lessee of the property subject to such sale/leaseback transaction under the lease included in such transaction during the remaining term thereof (including any period for which such lease has been extended), discounted from the respective due dates thereof to such date at the rate per annum equal to the weighted average of the interest rate(s) of the debt securities, or, in the case of original issue discount securities, the yield to maturity, compounded semiannually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent shall include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated). (Section 1.1)

     The term "Capital Stock" as used in the indenture means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Persons, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person. (Section 1.1)

     The term "Capitalized Lease Obligation" as used in the indenture means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capitalized lease obligations under generally accepted accounting principles and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with generally accepted accounting principles. (Section 1.1)

     The term "Consolidated Net Tangible Assets" as used in the indenture means, as of any particular time, the aggregate amount of the Consolidated Assets (as defined in the indenture) of Lubrizol and its Subsidiaries (less depreciation, amortization and other applicable reserves and other items deductible therefrom under generally accepted accounting principles) after deducting therefrom (i) all current liabilities (excluding any which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed), (ii) all goodwill, trade names, trademarks, patents and other intangibles, in each case net of applicable amortization, and (iii) appropriate adjustments on account of minority interests of other Persons holding stock of Subsidiaries, all as would be shown on a consolidated balance sheet of Lubrizol and its Subsidiaries, prepared in accordance with generally accepted accounting principles, as of the date of the most recent quarterly consolidated balance sheet of Lubrizol and its Subsidiaries, prepared in accordance with generally accepted accounting principles, provided that, in the case of the balance sheet as of the end of the first, second or fourth quarterly fiscal periods of Lubrizol, the date of such balance sheet is not more than 125 days prior to the date of determination (130 days for quarterly fiscal periods for fiscal years ending on or after December 15, 2004 and before December 15, 2005) and, in the case of a balance sheet as of the end of the third quarterly fiscal period of Lubrizol, the date of such balance sheet is not more than 150 days prior to the date of determination (165 days for quarterly fiscal periods for fiscal years ending on or after December 15, 2004 and before December 15, 2005). (Section 1.1)


     The term "Credit Agreement" as used in the indenture means the credit agreement providing, inter alia, for revolving credit loans, term loans and/or letters of credit entered into among Lubrizol and/or any Subsidiary and one or more lenders on August 24, 2004, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

     The term "Debt" as used in the indenture means, with respect to any Person, without duplication (1) Obligations of such Person for money borrowed; (2) Obligations of such Person evidenced by notes, debentures, bonds or other similar instruments; (3) all Capitalized Lease Obligations of such Person; (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); (5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than Obligations with respect to letters of credit securing Obligations (other than Obligations described in (1) through (4) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (6) all Obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person (whether or not such Obligation is assumed by such Person), the amount of such Obligation being deemed to be the lesser of the fair market value of such property or assets or the amount of the Obligation so secured; and (8) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Debt in clauses (1) through (7) above. (Section 1.1)


     The term "Domestic Subsidiary" as used in the indenture means each Subsidiary of Lubrizol organized in the United States or a political subdivision thereof.



     The term "Foreign Assets" as used in the indenture means those assets of Lubrizol or any of its Subsidiaries that (a) consist of capital stock or other equity interests of Subsidiaries that are not Domestic Subsidiaries, (b) are assets owned by Subsidiaries that are not Domestic Subsidiaries or (c) are located outside of the United States.


     The term "Funded Debt" as used in the indenture means indebtedness created, assumed or guaranteed by a Person for money borrowed that matures by its terms, or is renewable by the borrower to a date, more than 12 months after the date of original creation, assumption or guarantee. (Section 1.1)

     The term "Obligations" as used in the indenture means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt. (Section 1.1)

     The term "Person" as used in the indenture means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. (Section 1.1)

     The term "Restricted Subsidiary" as used in the indenture means (1) any Wholly Owned Subsidiary of Lubrizol substantially all of the assets of which are located in the United States (excluding territories or possessions) and (2) any Wholly Owned Subsidiary of Lubrizol which owns, directly or indirectly, any stock or indebtedness of a Restricted Subsidiary. (Section 1.1)

     The term "Subsidiary" as used in the indenture means, with respect to any Person, (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person and (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. (Section 1.1)

     The term "Wholly Owned Subsidiary" means, with respect to Lubrizol, any Subsidiary of which all the outstanding voting securities are owned by Lubrizol or any other Wholly Owned Subsidiary of Lubrizol. (Section 1.1)

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

EVENTS OF DEFAULT

     Each of the following events will constitute an Event of Default under the indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

          (4) default in the performance, or breach, of any covenant or warranty contained in the indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

          (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of Lubrizol or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Lubrizol or any of its Restricted Subsidiaries), including an Event of Default under any other series of debt securities, whether such Debt now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such Debt at the maturity thereof (after giving effect to any applicable grace period) or results in such Debt in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture;

          (6) Lubrizol shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

          (7) certain events in bankruptcy, insolvency or reorganization of Lubrizol or the Guarantors;

          (8) any Guarantee of any Guarantor ceases to be in full force and effect or any Guarantee of such Guarantor is declared to be null and void and unenforceable or any Guarantee of such Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than the release of such Guarantor in accordance with the terms of the indenture); and

          (9) any other Event of Default provided in or pursuant to the indenture with respect to debt securities of such series. (Section 5.1)

     If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in (7) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such declaration of acceleration. An Event of Default described in (7) of the preceding paragraph shall cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

     The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a "default"), the trustee must transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

     If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings. (Section 5.3) The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. (Section 5.12)

MODIFICATION AND WAIVER

     Lubrizol and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     - change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

     - reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

     - change the obligation of Lubrizol and the Guarantors to pay additional amounts with respect to any debt security;

     - reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

     - change the redemption provisions of any debt security or the right of repayment at the option of any holder of any debt security, in either case, in a manner adverse to the holder;

     - change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

     - reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

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

     - reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the indenture;

     - modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

     - make any change that adversely affects the right to convert or exchange any debt security into or for other securities of Lubrizol or other securities, cash or property in accordance with its terms;

     - release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise in accordance with the terms of the indenture; or

     - modify any of the above provisions. (Section 9.2)

     Lubrizol and the trustee may modify or amend the indenture and the debt securities of any series without the consent of any holder in order to, among other things:

     - provide for a successor to Lubrizol or a Guarantor pursuant to a consolidation, merger or sale of assets;

     - add to the covenants of Lubrizol or the Guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Lubrizol or the Guarantors by the indenture;

     - add to or change any provisions of the indenture relating to the registration and exchange of bearer debt securities, change or eliminate restrictions on payments with respect to debt securities, or permit the issuance of debt securities in uncertificated form, all in a manner that will not materially adversely affect the interests of the holders of debt securities of any series;

     - establish the form or terms of debt securities of a series;

     - provide for a successor trustee with respect to the debt securities of all or any series;

     - cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture that will not materially adversely affect the interests of the holders of debt securities of any series;

     - change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the indenture;

     - add any additional Events of Default with respect to all or any series of debt securities;

     - supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities in a manner that will not materially adversely affect the interests of the holders of debt securities of any series;

     - secure the debt securities;

     - provide for conversion or exchange rights of the holders of any series of debt securities; or

     - make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the indenture. (Section 9.1)

     The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Lubrizol with certain covenants of the indenture. (Section 10.9) The holders of not less than a majority in principal amount of the outstanding debt securities of any series on behalf of the holders of all debt securities of that series may waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal, any premium or interest on or any additional amounts with respect to debt securities of such series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected. (Section 5.13)

     Under the indenture, Lubrizol is required to furnish the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. Lubrizol is also required to deliver to the trustee, within five days after knowledge of the occurrence thereof, written notice of any Event of Default, or any event which after notice or lapse of time or both would constitute an Event of Default, resulting from the failure to perform or breach of any covenant or warranty contained in the indenture or the debt securities of any series. (Section 10.10)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Lubrizol and/or any Guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1)

     The indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to the debt securities of or within any series pursuant to
Section 3.1 thereof, Lubrizol may elect either (1) to defease and discharge itself and each Guarantor from any and all obligations with respect to such debt securities (except for, among other things, obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to release itself from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission or failure to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Lubrizol with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2)

     Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Lubrizol or the Guarantors is a party or by which it is bound, (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) Lubrizol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Lubrizol, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. (Section 4.2)

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

     "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a

Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

     If after Lubrizol has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

     "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or
(2) any currency unit or composite currency for the purposes for which it was established. All payments of principal of, any premium and interest on, and any additional amounts with respect to, any debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance shall be made in U.S. dollars. (Section 1.1)

     In the event Lubrizol effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, Lubrizol would remain liable to make payment of such amounts due at the time of acceleration.

NEW YORK LAW TO GOVERN

     The indenture, the debt securities and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13)

                              PLAN OF DISTRIBUTION

     We may sell our securities from time to time by any method permitted by the Securities Act of 1933, including in the following ways:

     - through one or more underwriters on a firm commitment or best-efforts basis;

     - directly to one or more purchasers;

     - through agents;

     - through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - in privately negotiated transactions; and

     - in any combination of these methods of sale.

     We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

     The applicable prospectus supplement will set forth the specific terms of the offering of our securities including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which the securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the NYSE. We expect that any common shares sold pursuant to a prospectus supplement will be listed on the NYSE. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities that we may issue.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Offers to purchase our securities may be solicited by agents designated by us from time to time. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers participating in the distribution of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

     If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

     If we use underwriters for an offering of securities, the underwriters may acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined by the underwriters at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the securities. Underwriters may sell the securities to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the securities.

     Any underwriting compensation paid by us to underwriters or agents in connection with any offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

     If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The applicable prospectus supplement will set forth the commission payable for solicitation of such offers.

     Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent. If we sell our securities to one or more underwriters on a firm commitment basis, then the underwriters will be obligated to purchase all of the securities offered if any are purchased.

     We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

     In connection with any offering, persons participating in the offering, such as any underwriters, may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

     Any underwriters, dealers or agents involved in any distribution or sale of our securities may be customers of, engage in transactions with or perform services for us from time to time.

     We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of the securities by us.

                                 LEGAL MATTERS

     The validity of the securities that we are offering has been passed upon for us by Thompson Hine LLP. Shearman & Sterling LLP, New York, New York, may pass upon legal matters for the underwriters with respect to any underwritten offering of common shares or debt securities. Shearman & Sterling LLP will rely upon Thompson Hine LLP with respect to matters of Ohio law.

                                    EXPERTS


     The consolidated financial statements of The Lubrizol Corporation as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated in this prospectus by reference from The Lubrizol Corporation's Current Report on Form 8-K dated August 20, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 in 2002), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements of Noveon International, Inc. at December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 and for the ten months ended December 31, 2001, and the consolidated financial statements of BFGoodrich Performance Materials (a segment of Goodrich Corporation) for the two months ended February 28, 2001, as set forth in their reports, included in The Lubrizol Corporation's Current Report (Form 8-K) dated May 20, 2004 and incorporated by reference in The Lubrizol Corporation's Current Report (Form 8-K/A) dated July 29, 2004, which are incorporated by reference in this prospectus. Ernst & Young LLP has also audited the consolidated financial statements of Noveon International, Inc. at December 31, 2003 and for the year then ended, as set forth in their report, included in The Lubrizol Corporation's Current Report (Form 8-K) dated August 4, 2004, which is incorporated by reference in this prospectus. Such consolidated financial statements are incorporated by reference in reliance on Ernst & Young's reports given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an estimate of the expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All such expenses will be borne by us.

                                                               AMOUNTS TO
ITEM                                                            BE PAID
----                                                           ----------
SEC Registration Fee........................................   $  253,400
Accountants Fees and Expenses...............................      300,000
Legal Fees and Expenses.....................................    1,000,000
Printing Fees and Expenses..................................      100,000
Rating Agency Fees..........................................    1,000,000
Miscellaneous...............................................      100,000
                                                               ----------
Total.......................................................   $2,753,400
                                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Code of Regulations of the registrant provides that the registrant shall indemnify any present or former director or officer of the registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person by reason of the fact that such person was a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

     Ohio Revised Code Section 1701.13 permits indemnification of such persons with respect to such matters, other than an action by or in the right of the registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action brought by or in the right of the registrant, such Ohio Revised Code section permits indemnification of such persons against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the settlement or defense of such action if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the registrant, subject to certain exceptions, including an exception for a matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the registrant, unless the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Each director and officer of the registrant is a party to an indemnification agreement with the registrant, which agreement provides that the registrant will indemnify such officer or director against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, in connection with any claim against such officer or director arising out of such person's being an officer or director of the registrant, to the full extent provided by (i) the registrant's bylaws, regulations or articles of incorporation, as in effect on the date of the agreement or at the time expenses are incurred, (ii) Ohio law or the law governing the registrant at the time the expenses are incurred, or (iii) insurance maintained by the registrant, at the option of such officer or director. The registrant has also agreed to maintain directors' and officers' liability insurance so long as such insurance is available on a basis acceptable to the registrant, and to advance funds for expenses, provided the officer or director agrees to reimburse the registrant if such officer or director is ultimately found not to be entitled to such indemnification.

     The registrant maintains insurance policies that insure the registrant's directors and officers against certain liabilities (excluding fines and penalties imposed by law) which might be incurred by them in such capacities and insure the registrant for amounts which may be paid by it (up to the limits of such policies) to indemnify the directors and officers covered by the policies.

ITEM 16.  EXHIBITS

See Exhibit Index.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          THE LUBRIZOL CORPORATION

                                          By: /s/ CHARLES P. COOLEY
                                            ------------------------------------
                                              Name:  Charles P. Cooley
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

              /s/ JAMES L. HAMBRICK*                 Chief Executive Officer,
 ------------------------------------------------    President and Director
                James L. Hambrick                    (Principal Executive Officer)


              /s/ CHARLES P. COOLEY                  Senior Vice President and
 ------------------------------------------------    Chief Financial Officer
                Charles P. Cooley                    (Principal Financial Officer)


              /s/ W. SCOTT EMERICK*                  Corporate Controller
 ------------------------------------------------    (Principal Accounting Officer)
                 W. Scott Emerick


              /s/ WILLIAM G. BARES*                  Chairman of the Board and
 ------------------------------------------------    Director
                 William G. Bares


             /s/ JERALD A. BLUMBERG*                 Director
 ------------------------------------------------
                Jerald A. Blumberg


            /s/ FOREST J. FARMER SR.*                Director
 ------------------------------------------------
               Forest J. Farmer Sr.


              /s/ GORDON D. HARNETT*                 Director
 ------------------------------------------------
                Gordon D. Harnett


             /s/ VICTORIA F. HAYNES*                 Director
 ------------------------------------------------
                Victoria F. Haynes


              /s/ WILLIAM P. MADAR*                  Director
 ------------------------------------------------
                 William P. Madar


             /s/ PEGGY GORDON MILLER*                Director
 ------------------------------------------------
               Peggy Gordon Miller

NAME/SIGNATURE                                       TITLE
--------------                                       -----

              /s/ RONALD A. MITSCH*                  Director
 ------------------------------------------------
                 Ronald A. Mitsch


              /s/ DANIEL E. SOMERS*                  Director
 ------------------------------------------------
                 Daniel E. Somers


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

                          SIGNATURES OF CO-REGISTRANTS


     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          1500 WEST ELIZABETH CORPORATION

                                          By: /s/ DONALD W. BOGUS*
                                            ------------------------------------
                                            Name: Donald W. Bogus
                                            Title: President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

               /s/ DONALD W. BOGUS*                  President and Treasurer
-------------------------------------------------    (Principal Executive, Financial
                 Donald W. Bogus                     and Accounting Officer)


             /s/ JAMES ROBINSON III*                 Director
-------------------------------------------------
                James Robinson III


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          CARROLL SCIENTIFIC, INC.

                                          By: /s/ RICHARD M. BRADLEY*
                                            ------------------------------------
                                            Name: Richard M. Bradley
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

             /s/ RICHARD M. BRADLEY*                 President
 ------------------------------------------------    (Principal Executive
                Richard M. Bradley                   Officer)


               /s/ DANIEL R. WELLY*                  Director and Treasurer
 ------------------------------------------------    (Principal Financial and
                 Daniel R. Welly                     Accounting Officer)


               /s/ DONALD W. BOGUS*                  Director and Senior Vice
 ------------------------------------------------    President
                 Donald W. Bogus


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          CHEMRON CORPORATION

                                          By: /s/ J. MARK SUTHERLAND*
                                            ------------------------------------
                                            Name:  J. Mark Sutherland
                                            Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

             /s/ J. MARK SUTHERLAND*                 Director and President
 ------------------------------------------------    (Principal Executive
                J. Mark Sutherland                   Officer)


               /s/ DANIEL R. WELLY*                  Treasurer
 ------------------------------------------------    (Principal Financial and
                 Daniel R. Welly                     Accounting Officer)


               /s/ DONALD W. BOGUS*                  Director and Vice President
 ------------------------------------------------
                 Donald W. Bogus


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          CPI ENGINEERING SERVICES, INC.

                                          By: /s/ GEORGE R. HILL*
                                            ------------------------------------
                                            Name:  George R. Hill
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

               /s/ GEORGE R. HILL*                   Director and Chief
 ------------------------------------------------    Executive Officer
                  George R. Hill                     (Principal Executive
                                                     Officer)


               /s/ JOHN M. ZAREMBA*                  Treasurer
 ------------------------------------------------    (Principal Financial and
                 John M. Zaremba                     Accounting Officer)


                /s/ JOHN C. TOLFA*                   Director, President and
 ------------------------------------------------    Chief Operating Officer
                  John C. Tolfa


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          ENGINE CONTROL SYSTEMS LTD.

                                          By: /s/ EDWARD P. RICHARDS*
                                            ------------------------------------
                                            Name:  Edward P. Richards
                                            Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

             /s/ EDWARD P. RICHARDS*                 President
 ------------------------------------------------    (Principal Executive
                Edward P. Richards                   Officer)


               /s/ ROBERT B. ECKER*                  Treasurer
 ------------------------------------------------    (Principal Financial and
                 Robert B. Ecker                     Accounting Officer)


               /s/ GEORGE R. HILL*                   Director
 ------------------------------------------------
                  George R. Hill


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          GATEWAY ADDITIVE COMPANY

                                          By: /s/ JOHN A. KIMES*
                                            ------------------------------------
                                            Name:  John A. Kimes
                                            Title:   President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

                /s/ JOHN A. KIMES*                   Director and President
 ------------------------------------------------    (Principal Executive
                  John A. Kimes                      Officer)


              /s/ W. SCOTT EMERICK*                  Treasurer
 ------------------------------------------------    (Principal Financial and
                 W. Scott Emerick                    Accounting Officer)


               /s/ DONALD W. BOGUS*                  Director
 ------------------------------------------------
                 Donald W. Bogus


               /s/ DANIEL R. WELLY*                  Director
 ------------------------------------------------
                 Daniel R. Welly


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRICANT INVESTMENTS, INC.

                                          By: /s/ DAVID C. REEL*
                                            ------------------------------------
                                              Name: David C. Reel
                                              Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

                /s/ DAVID C. REEL*                   President
 ------------------------------------------------    (Principal Executive Officer)
                  David C. Reel


             /s/ JEFFREY A. VAVRUSKA*                Treasurer
 ------------------------------------------------    (Principal Financial and
               Jeffrey A. Vavruska                   Accounting Officer)


              /s/ LARRY D. NORWOOD*                  Director
 ------------------------------------------------
                 Larry D. Norwood


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL CHINA, INC.

                                          By: /s/ TSUNG FEI TANG*
                                            ------------------------------------
                                              Name: Tsung Fei Tang
                                              Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

               /s/ TSUNG FEI TANG*                   Director and President
 ------------------------------------------------    (Principal Executive
                  Tsung Fei Tang                     Officer)


             /s/ JEFFREY A. VAVRUSKA*                Treasurer
 ------------------------------------------------    (Principal Financial and
               Jeffrey A. Vavruska                   Accounting Officer)


              /s/ GREGORY R. LEWIS*                  Director
 ------------------------------------------------
                 Gregory R. Lewis


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL ENTERPRISES, INC.

                                          By: /s/ CHARLES P. COOLEY
                                            ------------------------------------
                                              Name: Charles P. Cooley
                                              Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

              /s/ CHARLES P. COOLEY                  Director and President
 ------------------------------------------------    (Principal Executive
                Charles P. Cooley                    Officer)


             /s/ JEFFREY A. VAVRUSKA*                Treasurer
 ------------------------------------------------    (Principal Financial and
               Jeffrey A. Vavruska                   Accounting Officer)


               /s/ GEORGE R. HILL*                   Director
 ------------------------------------------------
                  George R. Hill


              /s/ WILLIAM G. BARES*                  Director
 ------------------------------------------------
                 William G. Bares


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL FOAM CONTROL ADDITIVES, INC.

                                          By: /s/ ROMAN M. RADEKEVICH*
                                            ------------------------------------
                                            Name: Roman M. Radekevich
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

             /s/ ROMAN M. RADEKEVICH*                Director and President
 ------------------------------------------------    (Principal Executive
               Roman M. Radekevich                   Officer)


             /s/ ROBERT G. THOMPSON*                 Treasurer
 ------------------------------------------------    (Principal Financial and
                Robert G. Thompson                   Accounting Officer)


               /s/ DONALD W. BOGUS*                  Director
 ------------------------------------------------
                 Donald W. Bogus


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL INTER-AMERICAS CORPORATION

                                          By: /s/ JEFFREY A. VAVRUSKA*
                                            ------------------------------------
                                            Name: Jeffrey A. Vavruska
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

             /s/ JEFFREY A. VAVRUSKA*                Director, President and
 ------------------------------------------------    Treasurer
               Jeffrey A. Vavruska                   (Principal Executive,
                                                     Financial and Accounting
                                                     Officer)


              /s/ W. SCOTT EMERICK*                  Director
 ------------------------------------------------
                 W. Scott Emerick


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL INTERNATIONAL MANAGEMENT
                                          CORPORATION

                                          By: /s/ DAVID J. FRIES*
                                            ------------------------------------
                                            Name: David J. Fries
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

               /s/ DAVID J. FRIES*                   Director and President
 ------------------------------------------------    (Principal Executive
                  David J. Fries                     Officer)


              /s/ W. SCOTT EMERICK*                  Director and Treasurer
 ------------------------------------------------    (Principal Financial and
                 W. Scott Emerick                    Accounting Officer)


              /s/ COLIN B. CHAPMAN*                  Director
 ------------------------------------------------
                 Colin B. Chapman


              /s/ GREGORY R. LEWIS*                  Director
 ------------------------------------------------
                 Gregory R. Lewis


 *By:   /s/ CHARLES P. COOLEY                                                          August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL OVERSEAS TRADING CORPORATION

                                          By: /s/ JEFFREY A. VAVRUSKA*
                                            ------------------------------------
                                            Name: Jeffrey A. Vavruska
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

             /s/ JEFFREY A. VAVRUSKA*                Director, President and Treasurer
 ------------------------------------------------    (Principal Executive, Financial
               Jeffrey A. Vavruska                   and Accounting Officer)


             /s/ LESLIE M. REYNOLDS*                 Director
 ------------------------------------------------
                Leslie M. Reynolds


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          LUBRIZOL PERFORMANCE SYSTEMS INC.

                                          By: /s/ L. WILLIAM SILZLE*
                                            ------------------------------------
                                            Name: L. William Silzle
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

              /s/ L. WILLIAM SILZLE*                 Director and President
 ------------------------------------------------    (Principal Executive Officer)
                L. William Silzle


               /s/ ROBERT B. ECKER*                  Director and Treasurer
 ------------------------------------------------    (Principal Financial and
                 Robert B. Ecker                     Accounting Officer)


               /s/ GEORGE R. HILL*                   Director
 ------------------------------------------------
                  George R. Hill


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        ------------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          MPP PIPELINE CORPORATION

                                          By: /s/ LARRY D. NORWOOD*
                                            ------------------------------------
                                            Name: Larry D. Norwood
                                            Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                       TITLE
--------------                                       -----

              /s/ LARRY D. NORWOOD*                  Director and President
 ------------------------------------------------    (Principal Executive Officer)
                 Larry D. Norwood


               /s/ MICHAEL S. OWEN*                  Treasurer and Secretary
 ------------------------------------------------    (Principal Financial and
                 Michael S. Owen                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON INTERNATIONAL, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer
                James L. Hambrick                    (Principal Executive Officer)


              /s/ CHARLES P. COOLEY                  Treasurer
 ------------------------------------------------    (Principal Financial and
                Charles P. Cooley                    Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  NAME/SIGNATURE                                   TITLE
                  --------------                                   -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director and Treasurer
 ------------------------------------------------    (Principal Financial and
                Charles P. Cooley                    Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          FCC ACQUISITION CORP.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON CHINA, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON DIAMALT, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON FCC, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON HILTON DAVIS, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON HOLDING CORPORATION

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON IP HOLDINGS CORP.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON KALAMA, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          NOVEON TEXTILE CHEMICALS, INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.


                                          PERFORMANCE MATERIALS I INC.

                                          By: /s/ JAMES L. HAMBRICK*
                                            ------------------------------------
                                            Name:  James L. Hambrick
                                            Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                                     TITLE
--------------                                                     -----

              /s/ JAMES L. HAMBRICK*                 Director and Chief Executive
 ------------------------------------------------    Officer (Principal Executive
                James L. Hambrick                    Officer)


               /s/ DONALD W. BOGUS*                  Director and President
 ------------------------------------------------
                 Donald W. Bogus


              /s/ CHARLES P. COOLEY                  Director, Vice President and
 ------------------------------------------------    Treasurer
                Charles P. Cooley                    (Principal Financial and
                                                     Accounting Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.



                                          PERFORMANCE MATERIALS II LLC



                                       By: Noveon, Inc.,


                                           its sole member


                                       By: /s/ CHARLES P. COOLEY
                                           ------------------------------------

                                           Name: Charles P. Cooley
                                           Title:  Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



NAME/SIGNATURE                                      TITLE
--------------                                      -----

            Noveon, Inc., Sole Member
              /s/ CHARLES P. COOLEY                 Vice President and Treasurer of
-------------------------------------------------   Noveon, Inc.
                Charles P. Cooley                   (Principal Financial and Accounting
                                                    Officer of Noveon, Inc.)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.



                                          LUBRIZOL HOLDING INC.


                                          By: /s/ CHARLES P. COOLEY
                                            ------------------------------------
                                              Name: Charles P. Cooley
                                              Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                      TITLE
--------------                                      -----

              /s/ CHARLES P. COOLEY                 Director and President
 ------------------------------------------------   (Principal Executive Officer)
                Charles P. Cooley


             /s/ JEFFREY A. VAVRUSKA*               Vice President and Treasurer
 ------------------------------------------------   (Principal Financial and Accounting
               Jeffrey A. Vavruska                  Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.



                                          LZ HOLDING CORPORATION


                                          By: /s/ CHARLES P. COOLEY
                                            ------------------------------------
                                              Name: Charles P. Cooley
                                              Title: President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME/SIGNATURE                                      TITLE
--------------                                      -----

              /s/ CHARLES P. COOLEY                 Director and President
 ------------------------------------------------   (Principal Executive Officer)
                Charles P. Cooley


             /s/ JEFFREY A. VAVRUSKA*               Vice President and Treasurer
 ------------------------------------------------   (Principal Financial and Accounting
               Jeffrey A. Vavruska                  Officer)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on August 24, 2004.



                                        NOVEON INVESTMENTS, LLC



                                        By:Noveon, Inc.,


                                          its sole member


                                        By: /s/ CHARLES P. COOLEY
                                          ------------------------------------

                                            Name: Charles P. Cooley
                                            Title:  Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



NAME/SIGNATURE                                      TITLE
--------------                                      -----

            Noveon, Inc., Sole Member
              /s/ CHARLES P. COOLEY                 Vice President and Treasurer
-------------------------------------------------   of Noveon, Inc.
                Charles P. Cooley                   (Principal Financial and Accounting
                                                    Officer of Noveon, Inc.)


 *By:   /s/ CHARLES P. COOLEY                                                            August 24, 2004
        -----------------------------------------
        Charles P. Cooley, Attorney-in-Fact
        for the Officers and Directors
        signing in the capacities indicated

                                 EXHIBIT INDEX



 1.1   Form of Underwriting Agreement.*
 2.1 Agreement and Plan of Merger, dated April 15, 2004, by and among The Lubrizol Corporation, Lubrizol Acquisition
       Corporation and Noveon International, Inc.**
 3.1   Amended Articles of Incorporation of The Lubrizol
       Corporation, adopted as of September 23, 1991 (incorporated by reference to Exhibit (3)(a) of the Annual Report on Form
       10-K of The Lubrizol Corporation for the year ended December
       31, 1999).
 3.2 Code of Regulations of The Lubrizol Corporation, as amended effective April 27, 1992 (incorporated by reference to Exhibit (3)(b) of the Annual Report on Form 10-K of The
       Lubrizol Corporation for the year ended December 31, 1999).
 3.3   Amendment to Article Fourth of the Amended Articles of
       Incorporation of The Lubrizol Corporation (incorporated by reference to Exhibit (4)(a) of the Annual Report on Form
       10-K of The Lubrizol Corporation for the year ended December
       31, 1999).
 4.1   Amended and Restated Rights Agreement, dated as of July 26,
       1999, by and between The Lubrizol Corporation and American
       Stock Transfer & Trust Company (incorporated by reference to
       Exhibit 4.l of the Registration Statement on Form 8-A/A of
       The Lubrizol Corporation filed with the SEC on August 17,
       1999).
 4.2   Form of Indenture for Debt Securities of The Lubrizol
       Corporation.
 4.3   Form of Debt Security of The Lubrizol Corporation.*
 5.1   Opinion of Thompson Hine LLP.**
12.1   Calculation of Ratio of Earnings to Fixed Charges.**
23.1   Consent of Deloitte & Touche LLP.
23.2   Consent of Ernst & Young LLP.
23.3   Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1   Powers of Attorney of Officers and Directors of The Lubrizol
       Corporation.**
24.2   Power of Attorney of the Corporate Controller of The
       Lubrizol Corporation.**
24.3 Powers of Attorney of Officers and Directors of the subsidiary guarantors.**
24.4 Powers of Attorney of Officers and Directors of additional subsidiary guarantors.
25.1   Statement of Eligibility of Trustee for Debt Securities of
       The Lubrizol Corporation on Form T-1.**


---------------

  * To be filed by post-effective amendment to this registration statement or incorporated by reference from a Current Report on Form 8-K.

 ** Previously filed.